PROMISSORY NOTE

$8,000                                                                                                                                                                                                                                         Dated April 30th, 2010

FOR VALUE RECEIVED, the undersigned promises to pay to the order of _AMPHION INVESTMENTS CORP._____ (the “Holder”), the sum of __EIGHT THOUSAND____ ($8,000) DOLLARS to pay off existing debt for __ACCOUNTING AND AUDIT FEES___ for Phoenix Energy Resource Corp., with an interest rate of 8%, payable _12__ months from the date of execution hereof.

THE TOTAL OF ___EIGHT THOUSAND____ AND NO/00 ($8,000) DOLLARS, PLUS ACCRUED INTEREST, WILL BE PAID, _APRIL_ 30 TH __, 2011.

IN WITNESS WHEREOF, the Maker has caused this note to be executed by its duly authorized officer on this __30__ day of __APRIL____, 2010.

MAKER

Phoenix Energy Resource Corp.

By:/s/ Rene Soullier
Rene Soullier
President